Exhibit 99.1

EMPLOYMENT AGREEMENT

AGREEMENT made and entered into in Merrimack, New Hampshire, by and between PC Connection, Inc. (the “Company”), a Delaware corporation with its principal place of business at Merrimack, New Hampshire, and John Polizzi (the “Executive”), effective as of the 1st day of February, 2010 (the “Effective Date”).

WHEREAS, the operations of the Company and its Affiliates are a complex matter requiring direction and leadership in a variety of areas, including financial, strategic planning, project management and others;

WHEREAS, the Executive is possessed of certain experience and expertise that qualify him to provide the direction and leadership required by the Company and its Affiliates;

WHEREAS, subject to the terms and conditions hereinafter set forth, the Company wishes to employ the Executive as its Senior Vice President and Chief Information Officer, and the Executive wishes to accept such employment;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree:

1. Employment. Subject to the terms and conditions set forth in this Agreement, the Company hereby offers, and the Executive hereby accepts, employment.

2. Term. This agreement shall be for at-will employment, and is thus terminable by either party at any time, with or without cause, subject to the provisions of Section 5 hereof.

3. Capacity and Performance.

(a) During the term hereof, the Executive shall serve the Company as its Senior Vice President and Chief Information Officer, reporting to the Chief Executive Officer, or his/her successor.

(b) During the term hereof, the Executive shall be employed by the Company on a full-time basis, and shall perform the duties and responsibilities of his position and such other duties and responsibilities on behalf of the Company and its Affiliates as may reasonably be designated from time to time by the CEO or by his/her designee.

(c) During the term hereof, the Executive shall devote his full business time and his best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company and its Affiliates and to the discharge of his duties and responsibilities hereunder. The Executive shall not engage in any other business activity or serve in any industry, trade, professional, governmental or academic position during the term of this Agreement, except as may be expressly approved in advance by the Company in writing.

4. Compensation and Benefits. As compensation for all services performed by the Executive under and during the term hereof, and subject to performance of the Executive’s duties and of the obligations of the Executive to the Company and its Affiliates, pursuant to this Agreement or otherwise:

(a) Base Salary. During the term hereof, the Company shall pay the Executive a base salary at the rate of Three Hundred Thousand Dollars ($300,000) per annum, payable in accordance with the regular payroll practices of the Company for its executives and subject to adjustment from time to time by the Company, in its sole discretion. Such base salary, as from time to time adjusted, is hereinafter referred to as the “Base Salary”.

(b) Incentive and Bonus Compensation. The Executive will be eligible to participate in the Executive Bonus Plan. Any bonus or incentive compensation paid to the Executive shall be in addition to the Base Salary, and will be payable not later than two and one- half months following the close of the fiscal year for which the bonus was earned.

(c) Vacations. During the term hereof, the Executive shall earn vacation at the rate of four (4) weeks per year, to be taken at such times and intervals as shall be determined by the Executive, subject to the reasonable business needs of the Company. Vacation shall otherwise be governed by applicable policies of the Company, as in effect from time to time.

(d) Other Benefits. During the term hereof, the Executive shall be entitled to participate in any and all Employee Benefit Plans from time to time in effect for employees of the Company generally, except to the extent any such Employee Benefit Plan is in a category of benefit already otherwise provided to the Executive (e.g., a severance pay plan). Such participation shall be subject to the terms of the governing plan documents and generally applicable Company policies. The Company may alter, modify, add to or terminate its Employee Benefit Plans at any time that it, in its sole judgment, determines to be appropriate, without recourse by the Executive. For purposes of this Agreement, “Employee Benefit Plan” shall have the meaning ascribed to such term in Section 3(3) of ERISA, as amended from time to time.

(e) Business Expenses. The Company shall pay or reimburse the Executive for all reasonable and customary business expenses incurred or paid by the Executive in the performance of his duties and responsibilities hereunder, subject to any maximum annual limit and other restrictions on such expenses set by the Company and to such reasonable substantiation and documentation as may be specified by the Company from time to time.

5. Termination of Employment and Severance Benefits. The Executive’s employment hereunder may terminate under the following circumstances:

(a) Death. In the event of the Executive’s death during the term hereof, the Executive’s employment under this Agreement shall immediately and automatically terminate. In such event, the Company shall pay to the Executive’s designated beneficiary or, if no beneficiary has been designated by the Executive in writing, to his estate, (i) any Base Salary earned but not paid during the final payroll period of the Executive’s employment through the date of termination, (ii) pay for any vacation time earned but not used through the date of termination, (iii) any bonus compensation awarded for the fiscal year preceding that in which termination occurs, but unpaid as of the date of termination, and (iv) any business expenses incurred by the Executive but un-reimbursed as of the date of termination, provided that such expenses and required substantiation and documentation are submitted within sixty (60) days of termination and that such expenses are reimbursable under Company policy (all of the foregoing, “Final Compensation”). The Company shall have no further obligations to the Executive hereunder.

(b) Disability.

(i) The Company may terminate the Executive’s employment hereunder, upon notice to the Executive, in the event that the Executive becomes disabled during his employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his essential duties and responsibilities hereunder, notwithstanding the provision of any reasonable accommodation that may be due, for one hundred and eighty (180) days during any period of three hundred and sixty-five (365) consecutive calendar days. In the event of such termination, the Company shall have no further obligations to the Executive, other than for payment of Final Compensation.

(ii) The Company may designate another employee to act in the Executive’s place during any period of the Executive’s disability. Notwithstanding any such designation, the Executive shall continue to receive the Base Salary in accordance with Section 4(a) and benefits in accordance with Section 4(d), to the extent permitted by the then-current terms of the applicable Employee Benefit Plans, until the Executive becomes eligible for disability income benefits under the Company’s disability income plan or until the termination of his employment, whichever shall first occur.

(iii) While receiving disability income payments under the Company’s disability income plan, the Executive shall not be entitled to receive any Base Salary under Section 4(a) hereof, but shall continue to participate in Employee Benefit Plans of the Company in accordance with Section 4(d) and the terms of such plans, until the termination of his employment.

(iv) If any question shall arise as to whether, during any period, the Executive is disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of his essential duties and responsibilities hereunder, the Executive may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Company to whom the Executive or his duly appointed guardian, if any, has no reasonable objection to determine whether the Executive is so disabled, and such determination shall for purposes of this Agreement be conclusive of the issue. If any such question shall arise and the Executive shall fail to submit to such medical examination, the Company’s determination of the issue shall be final and binding on the Executive.

(c) By the Company for Cause. The Company may terminate the Executive’s employment hereunder for Cause at any time upon written notice to the Executive setting forth in reasonable detail the nature of such Cause. The following, as determined by the Board in its reasonable judgment, shall constitute Cause for termination:

(i) The Executive’s failure to perform (other than by reason of disability), neglect of, or negligence in the performance of, his duties and responsibilities to the Company or any of its Affiliates;

(ii) Material breach by the Executive of any provision of this Agreement or any other agreement with the Company or any of its Affiliates, or breach of any of the terms of Sections 7, 8 or 9 of this Agreement;

(iii) The Executive’s failure to comply with any of the rules, standards, or procedures promulgated by the Company;

(iv) Falsification by the Executive of Company records or documents or any other act of dishonesty or moral turpitude committed by the Executive; or

(v) Other conduct by the Executive that could be harmful to the business, interests or reputation of the Company or any of its Affiliates.

Upon the giving of notice of termination of the Executive’s employment hereunder for Cause, the Company shall have no further obligations to the Executive, other than for Final Compensation.

(d) By the Company Other than for Cause. The Company may terminate the Executive’s employment hereunder other than for Cause at any time upon written notice to the Executive. In the event of such termination during the term hereof, in addition to Final Compensation and provided that no benefits are payable to the Executive under a separate severance agreement as a result of such termination, for a period of six (6) months following the date of termination, or until such time as the Executive secures other employment, whichever is earlier, the Company shall continue to pay the Executive his Base Salary at the rate in effect on the date of termination, provided however in the event that, during said six-month period following date of term, the Executive commences employment payable at a rate less than $300,000 per year, the Company agrees that, for the period commencing upon the Executive acceptance of said employment and concluding on the date that is six-month following his termination date, the Company shall continue to pay Executive the base salary reduced by the amount of compensation received by the Executive in such new employment during said period. Any obligation of the Company to the Executive hereunder, other than for Final Compensation, shall be expressly conditioned on the Executive’s execution of a general release of claims in the form attached to this Agreement as Exhibit A (the “Release of Claims”) within twenty-one days following the date the Executive’s employment is terminated (or such longer period as the Company shall determine it is required by law to permit the Executive to consider the Release of Claims) and upon the Executive not revoking such Release of Claims thereafter. Severance Pay to which the Executive is entitled hereunder shall be payable in accordance with the normal payroll practices of the Company, with the first payment, which shall be retroactive to the day immediately following the date the Executive’s employment terminated, being due and payable on the Company’s next regular payday for executives that follows the date the Executive returns a timely and effective Release of Claims. The Release of Claims required for separation benefits in accordance with Section 5(d) hereof will create legally binding obligations on the part of the Executive, and the Company and its Affiliates therefore advise the Executive to seek the advice of an attorney before signing it.

(e) Timing of Payments. If at the time of the Executive’s separation from service, the Executive is a “specified employee,” as hereinafter defined, any and all amounts payable under this Section 5 in connection with such separation from service that constitute deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), as determined by the Company in its sole discretion, and that would (but for this sentence) be payable within six months following such separation from service, shall instead be paid on the date that follows the date of such separation from service by six (6) months. For purposes of the preceding sentence, “separation from service” shall be determined in a manner consistent with subsection (a)(2)(A)(i) of Section 409A and the term “specified employee” shall mean an individual determined by the Company to be a specified employee as defined in subsection (a)(2)(B)(i) of Section 409A.

6. Effect of Termination. The provisions of this Section 6 shall apply to any termination of employment, whether pursuant to Section 5 or otherwise.

(a) Payment by the Company of Final Compensation and of any Base Salary that may be due the Executive under Section 5(d) shall constitute the entire obligation of the Company to the Executive hereunder. The Executive shall promptly give the Company notice of all facts necessary for the Company to determine the amount and duration of its obligations in connection with any termination pursuant to Section 5(d) hereof, including without limitation immediate notice of any successor employment he might accept.

(b) Except for any right of the Executive to continue medical and dental plan participation in accordance with applicable law, benefits shall terminate pursuant to the terms of the applicable benefit plans based on the date of termination of the Executive’s employment, without regard to any continuation of Base Salary or other payment to the Executive following such date of termination.

(c) Provisions of this Agreement shall survive any termination of employment if so provided herein or if necessary or desirable to accomplish the purposes of other surviving provisions, including without limitation the obligations of the Executive under Sections 7, 8 and 9 hereof. The obligation of the Company to make payments to or on behalf of the Executive under Section 5(d) hereof, and the Executive’s right to retain such payments, shall be expressly conditioned upon the Executive’s continued full performance of his obligations under Sections 7, 8 and 9 hereof. The Executive recognizes that, except as expressly provided in Section 5(d), no compensation is earned or will be paid after termination of employment.

7. Confidential Information.

(a) The Executive acknowledge that some elements of the Company and its Affiliates’ business constitute trade secrets, are and must remain confidential, and are of great value to the Company, and that unauthorized disclosure of such elements would cause the Company irreparable harm. The Executive further acknowledges that the Company and its Affiliates continually develop Confidential Information, that the Executive may develop Confidential Information for the Company or its Affiliates, and that the Executive may learn of Confidential Information during the course of his employment. The Executive will comply with the policies. and procedures of the Company and its Affiliates for protecting Confidential Information and trade secrets, and shall not disclose to any Person or use, other than as required by applicable law or for the proper performance of his duties and responsibilities to the Company and its Affiliates, any Confidential Information or trade secrets obtained by the Executive incident to his employment or other association with the Company or any of its Affiliates. The Executive understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination. The confidentiality obligation under this Section 7 shall not apply to information which is generally known or readily available to the public at the time of disclosure or becomes generally known through no wrongful act on the part of the Executive or any other Person having an obligation of confidentiality to the Company or any of its Affiliates.

(b) All documents, memoranda, notes, notebooks, reports, studies, programs, data, drawings, schematics, ideas, discoveries, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Affiliates and any copies, in whole or in part, thereof (the “Documents”), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company and its Affiliates. The Executive shall safeguard all Documents and shall surrender to the Company at the time his employment terminates, or at such earlier time or times as the Company may specify, all Documents then in the Executive’s possession or control.

8. Assignment of Rights to Intellectual Property. The Executive understands that all original work created by him in the context of his employment is “work for hire” and is created for the exclusive benefit of the Company. The Executive shall promptly and fully disclose all Intellectual Property to the Company. The Executive hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) the Executive’s full right, title and interest in and to all Intellectual Property. The Executive agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company and to permit the Company to enforce any patents, copyrights or other proprietary rights to the Intellectual Property. The Executive will not charge the Company for time spent in complying with these obligations. All copyrightable works that the Executive creates shall be considered “work made for hire” and shall, upon creation, be owned exclusively by the Company.

9. Restricted Activities. The Executive agrees that some restrictions on his activities during and after the termination of his employment are necessary to protect the good will, Confidential Information and other legitimate interests of the Company and its Affiliates:

(a) While the Executive is employed by the Company or any of its Affiliates, and for 18 months after his employment terminates for whatever reason, the Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Company or any of its Affiliates or undertake any planning for any business competitive with the Company or any of its Affiliates within any geographic, area in which Executive has client contact during his employment. Specifically, but without limiting the foregoing, the Executive agrees not to engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of the Company or any of its Affiliates as conducted or under consideration at any time during the Executive’s employment, and further agrees not to work for or provide services to, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, any Person who is engaged in any business that is competitive with the business of the Company or any of its Affiliates for which the Executive has provided services, as conducted or in planning during his employment. Restricted activity includes, without limitation, engaging in the design, development, production, marketing or sale of goods or services directly in competition with the Company or engaging in projects substantially similar to those the Executive worked on or was involved with on behalf of the Company, provided such projects or services are either competitive with the business of the Company or would foreseeably call upon the Executive to use or disclose confidential or proprietary information of the Company. For purposes of this Section 9, the business of the Company and its Affiliates shall include all Products and the Executive’s undertaking shall encompass all items, products and services that may be used in substitution for Products. The foregoing, however, shall not prevent the Executive’s passive ownership of two percent (2%) or less of the equity securities of any publicly traded company.

(b) The Executive agrees that, during his employment with the Company, he will not undertake any outside activity, whether or not competitive with the business of the Company or its Affiliates, that could reasonably give rise to a conflict of interest or otherwise interfere with his duties and obligations to the Company or any of its Affiliates. Restricted activity includes, without limitation, owning, managing, operating, controlling, consulting for, aiding or being employed by any entity that is substantially similar to or directly competitive with any business conducted by the Company or any of its Affiliates, including, but not limited to, any entity that engages in the design, development or production of those particular projects the Executive works on or is involved with during his employment with the Company.

(c) The Executive agrees that, during his employment and during the 18-month period immediately following termination of his employment, regardless of the reason therefor, the Executive will not directly or indirectly (a) solicit or encourage any customer of the Company or any of its Affiliates to terminate or diminish its relationship with them; or (b) seek to persuade any such customer of the Company or any of its Affiliates to conduct with anyone else any business or activity which such customer conducts or could conduct with the Company or any of its Affiliates; provided that these restrictions shall apply only if the Executive has performed work for such Person during his employment with the Company or one of its Affiliates, or been introduced to, or otherwise had contact with, such Person as a result of his employment or other associations with the Company or one of its Affiliates or has had access to Confidential Information which would assist in the Executive’s solicitation of such Person.

(d) The Executive agrees that, during his employment and for the 18-month period immediately following termination of his employment, regardless of the reason therefor, the Executive will not, and will not assist any other Person to, (a) hire or solicit for hiring any employee of the Company or any of its Affiliates or seek to persuade any employee of the Company or any of its Affiliates to discontinue employment or (b) solicit or encourage any independent contractor providing services to the Company or any of its Affiliates to terminate or diminish its relationship with them. For purposes of this Agreement, an “employee” of the Company or any of its Affiliates is any person who was such at any time within the then preceding eighteen months.

10. Notification Requirement. During the 18-month period following termination of his employment, the Executive shall give notice to the Company of each new business activity he plans to undertake, at least thirty (30) days prior when feasible, to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of the Executive’s business relationship(s) and position(s) with such Person. The Executive shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine the Executive’s continued compliance with his obligations under Sections 7, 8 and 9 hereof.

11. Enforcement of Covenants. The Executive acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Sections 7, 8 and 9 hereof, The Executive agrees without reservation that each of the restraints contained herein is necessary for the reasonable and proper protection of the good will, Confidential Information and other legitimate business interests of the Company and its Affiliates; that each and every one of those restraints is reasonable in respect to subject matter, length of time and geographic area; and that these restraints, individually or in the aggregate, will not prevent him from obtaining other suitable employment during the period in which the Executive is bound by these restraints. The Executive further agrees that he will never assert, or permit to be asserted on his behalf, in any forum, any position contrary to the foregoing. The Executive further acknowledges that, were he to breach any of the covenants contained in Sections 7, 8 or 9 hereof, the damage to the Company would be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants, without having to post bond, and will additionally be entitled to an award of attorneys’ fees incurred in connection with securing any of its rights under this Section 11. The Executive also agrees that the period of restriction in Sections 9(a), (c) and (d) hereof shall be tolled and shall not run during any period when the Executive is in violation thereof. The parties further agree that, in the event that any provision of Section 7, 8 or 9 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law. It is also agreed that each of the Company’s Affiliates shall have the right to enforce all of the Executive’s obligations to that Affiliate under the Agreement, including without limitation pursuant to Sections 7, 8 and 9 hereof.

12. Conflicting Agreements. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which the Executive is a party or is bound, and that the Executive is not now subject to any covenants against competition or similar covenants or any court orders or other legal obligations that would affect the performance of his obligations hereunder, The Executive will not disclose to or use on behalf of the Company any proprietary information of a third party without such party’s consent.

13. Definitions. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section or as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

(a) “Affiliates” means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by management authority, contract or equity interest.

(b) “Confidential Information” means any and all information of the Company and its Affiliates that is not generally known by those with whom the Company or any of its Affiliates competes or does business, or with whom the Company or any of its Affiliates plans to compete or do business, and any and all information, publicly known in whole or in part or not, which, if disclosed by the Company or any of its Affiliates, would assist in competition against them. Confidential Information includes without limitation such information relating to (i) the development, research, testing, expansion, diversification, financing, sales, manufacturing, marketing and financial activities of the Company and its Affiliates, (ii) the Products, (iii) the costs, sources of supply, financial performance and strategic plans of the Company and its Affiliates, (iv) the identity and special needs of the customers of the Company and its Affiliates, and (v) the people and organizations with whom the Company and its Affiliates have business relationships and the nature and substance of those relationships. Confidential Information also includes any information that the Company or any of its Affiliates has received, or may receive hereafter, belonging to customers or others with any understanding, express or implied, that the information would not be disclosed.

(c) “Intellectual Property” means inventions, discoveries, developments, methods, processes, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by the Executive (whether alone or with others, whether or not during normal business hours or on or off Company premises) during the Executive’s employment and during the period of six (6) months immediately following termination of his employment that relate to either the Products or any prospective activity of the Company or any of its Affiliates or that makes use of Confidential Information or any of the equipment or facilities of the Company or any of its Affiliates,

(d) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company or any of its Affiliates.

(e) “Products” mean all products planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its Affiliates, together with all services provided or planned by the Company or any of its Affiliates, during the Executive’s employment.

14. Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

15. Assignment. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Executive in the event that the Executive is transferred to a position with any of the Affiliates or in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into, any Person or transfer all or substantially all of its properties or assets to any Person. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

16. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. It is agreed and understood that no claimed breach of this Agreement by the Company, and no claimed violation of law, shall excuse the Executive from his performance obligations under Sections 7, 8 and 9 hereof.

17. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

18. Notices. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person, consigned to a reputable national courier service or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at his last known address on the books of the Company or, in the case of the Company, at its principal place of business, attention of the Chief Executive Officer, or to such other address as either party may specify by notice to the other actually received.

19. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive’s employment.

20. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized representative of the Company.

21. Headings. The headings and captions in this Agreement are for convenience only, and in no way define or describe the scope or content of any provision of this Agreement.

22. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and both of which together shall constitute one and the same instrument.

23. Governing Law/Forum Selection. This is a New Hampshire contract and shall be construed, enforced under and be governed in all respects by the laws of the State of New Hampshire, without regard to the conflict of laws principles thereof. All disputes in any way related to the Executive’s employment hereunder shall be resolved exclusively in the state or federal courts of the State of New Hampshire, to whose jurisdiction each party irrevocably consents.

IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.

THE EXECUTIVE:		THE COMPANY:

By:	/s/ John Polizzi	By:	/s/ Patricia Gallup
	John Polizzi		Patricia Gallup
	Senior Vice President and Chief Information Officer		Chairman and Chief Executive Officer

EXHIBIT A

RELEASE OF CLAIMS

FOR AND IN CONSIDERATION OF the benefits to be provided me in connection with the termination of my employment, as set forth in the agreement between me and PC Connection, Inc. (the “Company”) dated as of [INSERT DATE OF AGREEMENT] (the “Agreement”), which are conditioned on my signing this Release of Claims and to which I am not otherwise entitled, I, on my own behalf and on behalf of my heirs, executors, administrators, beneficiaries, representatives and assigns, and all others connected with or claiming through me, hereby release and forever discharge the Company, its subsidiaries and other affiliates and all of their respective past, present and future officers, directors, trustees, shareholders, employees, employee benefit plans, agents, general and limited partners, members, managers, joint venturers, representatives, successors and assigns, and all others connected with any of them, both individually and in their official capacities, from any and all causes of action, rights or claims of any type or description, known or unknown, which I have had in the past, now have, or might now have, through the date of my signing of this Release of Claims, in any way resulting from, arising out of or connected with my employment by the Company or any of its subsidiaries or other affiliates or the termination of that employment, or pursuant to any federal, state or local law, regulation or other requirement (including without limitation Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the fair employment practices laws of the state or states in which I have been employed by the Company or any of its subsidiaries or other affiliates, each as amended from time to time).

Excluded from the scope of this Release of Claims is (i) any claim arising under the terms of the Agreement after the effective date of this Release of Claims and (ii) any right of indemnification or contribution that I have pursuant to the Articles of Incorporation or By-Laws of the Company or any of its subsidiaries or other affiliates.

In signing this Release of Claims, I acknowledge my understanding that I may not sign it prior to the termination of my employment, but that I may consider the terms of this Release of Claims for up to twenty-one (21) days (or such longer period as the Company may specify) from the later of the date my employment with the Company terminates or the date I receive this Release of Claims. I also acknowledge that I am advised by the Company and its subsidiaries and other affiliates to seek the advice of an attorney prior to signing this Release of Claims; that I have had sufficient time to consider this. Release of Claims and to consult with an attorney, if I wished to do so, or to consult with any other person of my choosing before signing; and that I am signing this Release of Claims voluntarily and with a full understanding of its terms.

I further acknowledge that, in signing this Release of Claims, I have not relied on any promises or representations, express or implied, that are not set forth expressly in the Agreement. I understand that I may revoke this Release of Claims at any time within seven (7) days of the date of my signing by written notice to the Chief Executive Officer of the Company, and that this Release of Claims will take effect only upon the expiration of such seven-day revocation period and only if I have not timely revoked it.

Intending to be legally bound, I have signed this Release of Claims under seal as of the date written below.

Signature:

Name (please print):

Date Signed: